THIRD AMENDMENT TO
LOAN AGREEMENT

By and Among

MANUFACTURERS AND TRADERS TRUST COMPANY,

As Administrative Agent and Letter of Credit Issuer,

THE LENDERS PARTY HERETO

and

COMPUTER TASK GROUP, INCORPORATED

As of February 4, 2008

THIRD AMENDMENT TO
LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT ("**Third Amendment**") is made as of the 4th day of February, 2008, by and among **COMPUTER TASK GROUP, INCORPORATED**, a New York corporation ("**Borrower**"), the **LENDERS** party hereto (the "**Lenders**"), and **MANUFACTURERS AND TRADERS TRUST COMPANY**, a New York banking corporation, having an office and place of business at One Fountain Plaza, Buffalo, New York 14203, as issuer of letters of credit (**"Bank"**) and as agent for the Lenders and Bank (in such capacity, together with its successors in such capacity, the "**Administrative Agent**").

W I T N E S S E T H:

WHEREAS, the parties hereto are parties to a Loan Agreement dated as of April 21, 2005, as amended by First Amendment to Loan Agreement dated as of April 12, 2006 and Second Amendment to Loan Agreement dated as of March 7, 2007 (the "**Loan Agreement**").

WHEREAS, the parties hereto desire to amend the Loan Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for due consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. **DEFINITIONS.** Capitalized terms used herein and not defined shall have the meaning given such terms in the Loan Agreement, except to the extent that such meanings are amended hereby.

2. **AMENDMENTS.**

(a) Section 1 of the Loan Agreement is hereby amended by (i) deleting the definition of "IBM STG Eligible Indebtedness" and (ii) amending and restating the definitions of "EBITDA" and "Revolving Credit Loan Maturity Date," respectively, to read in their entirety as follows:

"EBITDA" shall mean, for any period, (a) net income, plus (b) interest expense, plus (c) income tax expense, plus (d) depreciation expense, plus (e) amortization, plus (f) all non-cash charges, expenses and losses, plus (g) up to a maximum aggregate for all periods of $1,000,000 of expenses incurred or to be incurred, in each case, prior to December 31, 2008, relating to Borrower's defense against attempts by RCM Technologies, Inc. to acquire Borrower, minus (h) all cash and non-cash extraordinary or non-operating income and gains, in each case as such item is used in the computation of net income for such period.

"Revolving Credit Loan Maturity Date" shall mean April 20, 2011.

(b) Subsection (a) of Section 6.7 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

(a) **Maximum Leverage Ratio**. The Borrower will maintain, as of the end of any fiscal quarter ending during each period described below, its ratio of (i) total Funded Indebtedness outstanding at the end of such

fiscal quarter to (ii) EBITDA for the four (4) fiscal quarters ending on such date taken as one accounting period ("**Leverage Ratio**"), at not more than the ratio set forth opposite such period.

Quarter	**Maximum Leverage Ratio**
From the Closing Date through July 1, 2005	3.50 to 1.00
From July 2, 2005 through September 30, 2005	3.25 to 1.00
From October 1, 2005 through September 30, 2007	3.00 to 1.00
From October 1, 2007 through June 30, 2009	3.50 to 1.00
From July 1, 2009 through December 31, 2009 and each fiscal quarter thereafter	3.25 to 1.00

(c) Subsection (b) of Section 6.7 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

(b) **Minimum Tangible Net Worth.** So long as this Agreement is in effect, at all times the Tangible Net Worth of Borrower shall be at least $24,500,000 (the "**Minimum TNW Amount**"). The Minimum TNW Amount shall, as of the last day of each fiscal year of Borrower, (i) be increased by 50% of Borrower's net profits for such fiscal year and (ii) be adjusted to add to shareholders' equity any negative change in Borrower's foreign currency adjustment and to subtract therefrom any positive change in Borrower's foreign currency adjustment, in each case during such fiscal year. The Minimum TNW Amount, as adjusted in accordance with the preceding sentence, shall become the Minimum TNW Amount under this Section 6.7(b) for the fiscal year commencing the day after such adjustment and shall again be adjusted on the last day of such fiscal year as set forth herein.

(d) Section 7.9(d)(ii) of the Loan Agreement is hereby amended to change the number "2,200,000" therein to "4,200,000."

(e) Exhibit D to the Loan Agreement is hereby amended and restated to read in its entirety as Exhibit D attached hereto.

3. **REPRESENTATIONS AND WARRANTIES.** Borrower makes the following representations and warranties which shall be deemed to be continuing representations and warranties so long as any Obligations, other than Continuing Obligations, remain unpaid:

3.1 Authorization. Borrower has the power and authority to borrow under the Loan Agreement, as amended by this Third Amendment, and to execute, deliver and perform this Third Amendment and any documents delivered in connection with it, all of which have been duly authorized by all proper and necessary corporate action.

3.2 Binding Effect. This Third Amendment has been duly executed and delivered by Borrower and the Loan Agreement, as amended by this Third Amendment, constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights.

3.3 Consents; Governmental Approvals. No Governmental Action is or will be necessary in connection with the execution or delivery of this Third Amendment or any other document executed and delivered by Borrower herewith, the consummation by Borrower of the transactions herein contemplated or the performance of or compliance by the Borrower with the terms and conditions hereof or thereof.

3.4 Representations and Warranties. Except as disclosed to the Administrative Agent in writing, the representations and warranties contained in the Loan Agreement, as amended by this Third Amendment, are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

3.5 Absence of Conflicts. Neither the execution and delivery of this Third Amendment by Borrower or any other document executed and delivered by Borrower herewith, nor the consummation by Borrower of the transactions herein or therein contemplated, nor performance of or compliance by the Borrower with the terms and conditions hereof or thereof, as the case may be, does or will

(a) violate or conflict with any Requirement of Law, or

(b) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any Lien upon the assets of any Loan Party (except for any Lien in favor of Administrative Agent securing the Obligations) pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of any Loan Party under or in connection with,

(i) the Governing Documents of any Loan Party or any general partner or managing member of any Loan Party, if applicable,

(ii) any contractual obligations creating, evidencing or securing any Indebtedness to which any Loan Party is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, or

(iii) any other contractual obligation of any Loan Party, where the violation, conflict, breach or default, or result, is, has or would be reasonably likely to be or have a Material Adverse Effect, or

(c) require the consent of, or notice to, any Person pursuant to any of the items referenced in clauses (i), (ii) or (iii) of Section 3.5 above, which consent has not been obtained or which notice has not been given.

3.6 No Events of Default. No Event of Default and no Potential Default has occurred or is continuing, except for any Event of Default that has been waived by the Administrative Agent, the Bank and the Required Lenders in writing.

3.7 No Material Misstatements. Neither this Third Amendment nor any document delivered to Administrative Agent by or on behalf of Borrower to induce

Administrative Agent, Bank and the Lenders to enter into this Third Amendment contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

4. **CONDITIONS OF AMENDMENT.** The Administrative Agent shall have no obligation to execute or deliver this Third Amendment until each of the following conditions shall have been satisfied:

4.1 Borrower, Lenders and Bank shall have executed this Third Amendment.

4.2 Borrower shall have taken all appropriate corporate action to authorize, and its directors and/or stockholders, if required by its Governing Documents, shall have adopted resolutions authorizing the execution, delivery and performance of this Third Amendment and the taking of all other action contemplated by this Third Amendment, and the Administrative Agent shall have been furnished with copies of all such corporate action, certified by an Authorized Representative of Borrower as being true and correct and in full force and effect without amendment on the date hereof, and such other corporate documents as Administrative Agent may request.

4.3 Borrower shall have delivered to Administrative Agent any and all consents necessary to permit the transactions contemplated by this Third Amendment.

4.4 Borrower shall have paid to the Administrative Agent, for distribution to the Lenders in accordance with their Pro Rata Shares, a fee in connection with this Third Amendment in an amount equal to 0.125% of the Revolving Credit Facility.

4.5 Borrower shall have paid the fees and disbursements of Administrative Agent's counsel and all recording fees, search fees, charges and taxes in connection with this Third Amendment and all transactions contemplated hereby.

4.6 Borrower shall have delivered to Administrative Agent such additional documentation, consents, authorizations, insurance certificates, opinions of counsel and other instruments and agreements as Administrative Agent or its counsel may reasonably require. All such documentation, instruments and other legal matters in connection with this Third Amendment and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent and its counsel.

5. **MISCELLANEOUS.**

5.1 Effect on Loan Documents. The Borrower hereby ratifies and confirms the terms of the Loan Agreement and the other Loan Documents and agrees that, except as specifically amended hereby, the Loan Agreement and the other Loan Documents remain in full force and effect. Nothing contained herein shall constitute a waiver of any provision of the Loan Documents, except such waivers as are expressly set forth herein. The Borrower specifically acknowledges that (i) the Security and Negative Pledge Agreement dated as of April 21, 2005 given by Borrower to Administrative Agent granting a lien on assets of the Borrower to secure the Obligations, (ii) the Pledge Agreement dated as of April 21, 2005 given by Borrower

to Administrative Agent granting a lien on Borrower's interests in certain of its domestic subsidiaries to secure the Obligations and (iii) the Pledge Agreement dated as of April 21, 2005 given by Borrower to Administrative Agent granting a lien on certain of the Borrower's interests in certain of its foreign subsidiaries to secure the Obligations, remain in full force and effect and each is hereby ratified and reaffirmed in its entirety.

5.2 Entire Agreement; Binding Effect. The Loan Agreement, as amended by this Third Amendment, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Third Amendment supersedes all prior negotiations and any course of dealing between the parties with respect to the subject matter hereof. This Third Amendment shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of, and be enforceable by Administrative Agent, Bank, Lenders and their respective successors and assigns.

5.3 Severability. If any provision of this Third Amendment shall be determined by a court to be invalid, such provision shall be deemed modified to conform to the minimum requirements of applicable law.

5.4 Headings. The section headings inserted in this Third Amendment are provided for convenience of reference only and shall not be used in the construction or interpretation of this Third Amendment.

5.5 Counterparts. This Third Amendment may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute one and the same agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be signed by their duly authorized officers as of the day and year first above written.

COMPUTER TASK GROUP, INCORPORATED

By: s/Brendan M. Harrington
Name: Brendan M. Harrington
Title: SVP and CFO

MANUFACTURERS AND TRADERS TRUST COMPANY, as Administrative Agent, Bank and as a Lender

By: s/Andrew M. Constantino
Andrew M. Constantino
Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: s/ Mark F. Wachowiak
Name: Mark F. Wachowiak
Title: V.P.

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

[Date]

Manufacturers and Traders Trust Company,
as Administrative Agent
One Fountain Plaza
Buffalo, New York 14203

Ladies and Gentlemen:

The undersigned certifies that the following computations required by the affirmative covenants set forth in Section 6.7 of the Loan Agreement (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the "Loan Agreement") dated as of April 21, 2005 among Computer Task Group, Incorporated, a New York corporation ("Borrower"), the Lenders party thereto from time to time (the "Lenders"), and Manufacturers and Traders Trust Company, a New York banking corporation, having an office and place of business at One Fountain Plaza, Buffalo, New York 14203, as issuer of letters of credit (in such capacity, "Bank") and as agent for the Lenders and Bank (in such capacity, together with its successors in such capacity, the "Administrative Agent") are true and correct as of ________________ and that the Borrower is in compliance with such covenants. Capitalized terms used in this certificate and not defined herein shall have the meanings given such terms in the Loan Agreement.

Section 6.7(a) Maximum Leverage Ratio

(A) As of the end of its fiscal quarter ending ____________, 20____ (the "FQE Date") the Borrower had total Funded Indebtedness outstanding, of ____________________

(B) For the four (4) fiscal quarters ending on the FQE Date taken as one accounting period, the Borrower had EBITDA of ________________________

Ratio of A to B ________________________

Covenant: The Borrower will maintain, as of the end of any fiscal quarter ending during each period described below, its ratio of (i) total Funded Indebtedness outstanding at the end of such fiscal quarter to (ii) EBITDA for the four (4) fiscal quarters ending on such date taken as one accounting period ("**Leverage Ratio**"), at not more than the ratio set forth opposite such period.

Quarter	**Maximum Leverage Ratio**
From the Closing Date through July 1, 2005	3.50 to 1.00
From July 2, 2005 through September 30, 2005	3.25 to 1.00
From October 1, 2005 through September 30, 2007	3.00 to 1.00
From October 1, 2007 through June 30, 2009	3.50 to 1.00
From July 1, 2009 through December 31, 2009 and each fiscal quarter thereafter	3.25 to 1.00

Section 6.7(b) Minimum Tangible Net Worth

As of the FQE Date, the Borrower had a Tangible Net Worth of _______________.

Covenant: So long as this Agreement is in effect, at all times the Tangible Net Worth of Borrower shall be at least $24,500,000 (the "**Minimum TNW Amount**"). The Minimum TNW Amount shall, as of the last day of each fiscal year of Borrower, (i) be increased by 50% of Borrower's net profits for such fiscal year and (ii) be adjusted to add to shareholders' equity any negative change in Borrower's foreign currency adjustment and to subtract therefrom any positive change in Borrower's foreign currency adjustment, in each case during such fiscal year. The Minimum TNW Amount, as adjusted in accordance with the preceding sentence, shall become the Minimum TNW Amount under this Section 6.7(b) for the fiscal year commencing the day after such adjustment and shall again be adjusted on the last day of such fiscal year as set forth herein.

Section 6.7(c) Capital Expenditures

For its fiscal year ending _______________, 20__ the Borrower incurred and contracted to incur capital expenditures of _______________ [TO BE COMPLETED ONLY IF THE FQE DATE FOR PURPOSES OF THIS CERTIFICATE IS ALSO THE END OF BORROWER'S FISCAL YEAR]

Covenant: The Borrower will not incur or contract to incur capital expenditures of more than $5,000,000 in the aggregate during any fiscal year.

Section 2.3 Applicable Margin

The Actual Leverage Ratio as of the FQE Date is ________________.

Accordingly, the Commitment Fee Rate, and the Applicable Margin to be added to either the Adjusted Base Rate or the LIBOR Rate with respect to the Revolving Credit Loans, for the Pricing Period next commencing, shall be as set forth in Exhibit B to the Loan Agreement.

The undersigned further certifies that (i) [no Event of Default or Potential Default has occurred and is continuing] OR [except as otherwise described in Schedule __ attached to this Certificate, no Event of Default or Potential Default has occurred and is continuing [if a Default or Event of Default has occurred and is continuing, include a statement as to the nature thereof and the action which is proposed to be taken with respect thereto]; (ii) except as may be specified in clause (i) above, Borrower is in compliance with each of the covenants herein and in the Loan Documents; and (iii) except as may be specified in clause (i) above, the representations and warranties made by Borrower in Section 4 of this Agreement, and in the Loan Documents, are true on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

COMPUTER TASK GROUP, INCORPORATED

By: ________________________________

Name:
Title:
[Authorized Representative]